UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

THE READER'S DIGEST ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10434 (Commission File Number)	13-1726769 (I.R.S. Employer Identification Number)
Pleasantville, New York (Address of principal executive offices)	10570-7000 (Zip Code)

Registrant's telephone number, including area code:
(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 13 pages.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement

On April 19, 2006, The Reader’s Digest Association, Inc. (the “Company”) entered into the First Amendment, dated as of April 19, 2006, to the $400,000,000 Five-Year Revolving Credit Agreement, dated as of April 14, 2005 (the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, as administrative agent and collateral agent, and the co-documentation agents party thereto (the “First Amendment”). The First Amendment increased the aggregate principal amount available under the Credit Agreement to $500,000,000, increased the maximum ratio of total indebtedness to consolidated EBITDA (as defined) (“leverage ratio”), and increased pricing when the leverage ratio is at higher levels. The foregoing description is qualified in its entirety by reference to the First Amendment, which is filed Exhibit 10.58 to this Report and incorporated by reference into this Item.

SECTION 8. OTHER EVENTS

ITEM 8.01. Other Events.

On April 20, 2006, The Reader’s Digest Association, Inc. (the “Company”) completed its acquisition of Allrecipes.com, Inc. pursuant to the Agreement and Plan of Merger, dated March 31, 2006, among the Company, RD Merger Sub, Inc. and Allrecipes.com, Inc.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Filed herewith is the following:

Exhibit Number	Description
10.58
First Amendment, dated as of April 19, 2006, to the $400,000,000 Five-Year Revolving Credit Agreement, dated as of April 14, 2005, among The Reader’s Digest Association, Inc., the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, as administrative agent and collateral agent, and the co-documentation agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.
(Registrant)
Date: April 20, 2006
/s/ Michael S. Geltzeiler
Michael S. Geltzeiler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.58
First Amendment, dated as of April 19, 2006, to the $400,000,000 Five-Year Revolving Credit Agreement, dated as of April 14, 2005, among The Reader’s Digest Association, Inc., the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, as administrative agent and collateral agent, and the co-documentation agents party thereto.